Exhibit 99.1

All Cell Technologies, LLC

Financial Statements and

Independent Auditor's Report

December 31, 2021

All Cell Technologies, LLC

Index

1

Independent Auditor's Report

To the Board of Managers
All Cell Technologies, LLC

Opinion

We have audited the financial statements of All Cell Technologies, LLC (the "Company"), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, changes in members' equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

2

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgement and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Baltimore, Maryland

May 18, 2022

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All Cell Technologies, LLC

Balance Sheet

December 31, 2021

Assets
Current assets
Cash	$178,133
Accounts receivable	647,657
Inventory	1,855,963
Vendor deposits	467,903
Prepaid expenses and other deposits	123,031
Total current assets	3,272,687

Property and equipment, net	362,809

Total assets	$3,635,496

Liabilities and Members' Equity (Deficit)

Current liabilities
Accounts payable and accrued expenses	$448,165
Accrued salaries, wages and commissions	251,999
Customers' deposits	2,003,464
Current maturities of long-term debt (PPP loan)	174,728
Total current liabilities	2,878,356

Noncurrent liabilities
Long-term debt, net of current maturities (PPP loan)	218,405

Total liabilities	3,096,761

Commitments and contingencies - Note 8

Members' equity (deficit)	538,735

Total liabilities and members' equity (deficit)	$3,635,496

See Notes to Financial Statements.

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All Cell Technologies, LLC

Statement of Operations

Years Ended December 31, 2021

Revenues	$5,397,061

Cost of revenues	5,302,439

Gross profit	94,622

Operating expenses	2,681,472

Loss from operations	(2,586,850)

Other income (expense)
Debt forgiveness income (PPP loan)	313,200
Loss due to theft	(242,921)
Interest expense	(418,568)

Total other income (expense)	(348,289)

Net loss	$(2,935,139)

See Notes to Financial Statements.

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All Cell Technologies, LLC

Statement of Changes in Members' Equity (Deficit)
Year Ended December 31, 2021

	Members’ capital		Members’ (deficit)	Total members’ (deficit)
	Common	Preferred	surplus	equity
Members’ deficit, January 1, 2021	$4,241,961	$3,719,315	$(11,962,303)	$(4,001,027)

Conversion of debt and advances payable	–	7,474,901	–	7,474,901

Net loss	–	–	(2,935,139)	(2,935,139)

Members’ equity, December 31, 2021	$4,241,961	$11,194,216	$(14,897,442)	$538,735

See Notes to Financial Statements.

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All Cell Technologies, LLC

Statement of Cash Flows

Year Ended December 31, 2021

Cash flows from operating activities
Net loss	$(2,935,139)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	80,994
Debt forgiveness (PPP loan)	(313,200)
Write-off of accounts receivable	22,610
Write-off of obsolete inventory	134,451
Accrued interest converted to Preferred Units	635,259
(Increase) decrease in
Accounts receivable	(401,527)
Inventory	(798,878)
Vendor deposits	(45,672)
Prepaid expenses and other deposits	(34,087)
Increase (decrease) in
Accounts payable and accrued expenses	(14,983)
Accrued wages and commissions	(463,700)
Customer deposits	805,470
Net cash used in operating activities	(3,328,402)

Cash flows from investing activities
Acquisition of property and equipment	(220,999)
Net cash used in investing activities	(220,999)

Cash flows from financing activities
Advances from member	3,256,341
Proceeds from notes payable	393,133
Net cash provided by financing activities	3,649,474

Net increase in cash	100,073

Cash, beginning	78,060

Cash, end	$178,133

Supplemental disclosure of non-cash financing activities
Conversion of related-party notes payable, advances from member and accrued interest to Preferred Units	$7,474,901

See Notes to Financial Statements.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Note 1 - Nature of entity

All Cell Technologies, LLC (the "Company") is based in Broadview, Illinois. The Company was formed as an Illinois limited liability company in March 2001 and shall have perpetual existence. The operating agreement was last amended on February 20, 2020.

The Company is engaged in the design, development, manufacture, and sale of electro-chemical and thermal energy storage solutions that incorporate the Company's proprietary thermal management system, Phase Change CompositeTM.

Note 2 - Summary of significant accounting policies

Basis of accounting

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which contemplate the continuation of the Company as a going concern. For financial reporting and income tax purposes, the Company uses the accrual basis of accounting, under which revenues are recognized as earned, and expenses are recognized as the related obligations are incurred.

Liquidity

The Company has a history of net losses. The accompanying financial statements for the year ended December 31, 2021 reflect a net loss of $2,935,139 and net cash used in operating activities of $3,328,402. The Company expects to continue to incur net losses for a period of time in the future. The Company continues to invest in sales and marketing resources and seek out sales contracts that should provide additional revenues and, in time, generate operating profits. Until that time, the members of the Company intend to provide additional member contributions or financing to fund liabilities and operations. As more fully described in Note 12 to the financial statements, on March 4, 2022, substantially all of the assets of the Company were acquired by Beam Global. Beam Global intends to fund liabilities and operations for a period of at least twelve months from the date that the accompanying financial statements were available to be issued.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in the accompanying financial statements include the allowance for doubtful accounts receivable, valuation of inventory and standard cost allocations, depreciable lives of property and equipment, and estimates of loss contingencies. Actual results could differ from such estimates.

Fair value measurement

The Company's financial instruments, including accounts receivable, accounts payable, accrued expenses, advances from member and short-term loans are carried at historical cost basis. At December 31, 2021, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

Cash and cash equivalents

The Company considers all highly-liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2021.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Accounts receivable and bad debts

Accounts receivable are generally recorded when goods are sold and the related invoice is issued. Accounts receivable are recorded net of an allowance for doubtful accounts. Management estimates the allowance for doubtful accounts by evaluating the realizability of individual receivable balances based on historical rates of failure to receive payment and known economic conditions. Accounts receivable are written off when deemed uncollectible by management. During 2021, $22,610 of accounts receivable were written-off. Recoveries of accounts receivable previously written off are recorded as income when received. Management determined that an allowance for doubtful accounts was not necessary at December 31, 2021.

Inventory

Inventory is valued at the lower of cost or net realizable value, on a first-in, first-out basis and primarily consists of purchased raw materials and components used in the manufacturing of the Company's products, work in progress for products being manufactured, and finished goods. Finished goods are generally shipped upon completion. Included in these costs are direct labor and certain manufacturing overhead costs associated with normal capacity in the manufacturing process. The Company regularly reviews inventory components and quantities on hand and performs annual physical inventory counts.

The determination of net realizable value requires significant judgements including consideration of factors such as shrinkage, aging of and future demand for inventory. As a result, the actual amount received upon sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance with changes in inventory reserves reflected in cost of goods sold. Management determined that a reserve for reduction of cost to net realizable value was not necessary at December 31, 2021 after applying the write-downs described in Note 3.

Revenue recognition

The Company earns revenue from the design, development and sale of its electro-chemical and thermal energy storage solutions. The Company has a diverse customer base across its revenue streams throughout the United States, which management believes limits the uncertainty regarding the nature, timing and amount of revenue and cash flows.

Revenue is recognized by the Company in accordance with Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;

•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•	Allocate the transaction price to the performance obligation(s) in the contract; and

•	Recognize revenue when or as the Company satisfies the performance obligation(s).

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Revenues are generally recognized at a point in time when control over the goods have been transferred to the customer and are recorded net of sales discounts. The Company's revenues are principally derived from arrangements with fixed consideration. Variable consideration, if any, is not material. Payment is typically due upon transferring the goods to the customer.

Shipping and handling activities are deemed to be part of the underlying promise to transfer goods to customers, and not a separate performance obligation. Costs for shipping and handling activities that occur after control of the product transfers to the customer are recognized as the time of sale and presented as an expense in cost of sales in the statements of operations as the Company elected to treat these expenses as fulfillment costs.

Any deposits received from a customer prior to delivery of the purchased product are accounted for as customer deposits on the accompanying balance sheets.

The Company generally provides an assurance-type warranty for its products, which does not represent a separate performance obligation. At December 31, 2021, management determined that no provision for warranties, returns or other sales allowances was necessary.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Improvements and replacements of property and equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain, or loss, is reported in the statements of operations. Depreciation is computed on the straight-line method over the estimated useful lives of the assets: seven years for plant machinery and equipment, and three to five years for computer and software. Leasehold improvements are amortized over the shorter of the remaining term of the lease or the life of the improvement.

Advertising

The Company's policy is to expense advertising costs as they are incurred. The Company incurred advertising expenses of $21,926 for the year ended December 2021.

Research and development

The Company's policy is to expense research and development costs as they are incurred. Research and development costs are included in operating expenses on the accompanying statement of operations. For the year ended December 2021, research and development costs were $196,231.

Income taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company's federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Services (“IRS”) and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions which must be considered for disclosure. Income tax returns filed by the Company are subject to examination by the IRS for a period of three years. While no income tax returns are currently being examined by the IRS, tax years since 2018 remain open. For income tax purposes, the Company reports on a calendar year basis.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Recoverability of long-lived assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of the Company's long-lived assets is considered impaired when their anticipated undiscounted cash flows are less than their carrying value. Impairment is measured as the difference between the assets' fair value and the assets' carrying value. The Company has not recognized any impairment losses on its long-lived assets, which are primarily comprised of fixed assets, for the year ended December 31, 2021.

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be reasonably estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed. The Company does not include legal costs in its estimates of amounts to accrue.

Segments

The Company follows ASC 280-10 for Disclosures about Segments of an Enterprise and Related Information. During 2021, the Company only operated in one segment; therefore, segment information has not been presented.

Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update 2016-02, Leases (Topic 842) ("ASU 2016-02"), which will require leases to be recorded as an asset on the balance sheet for the right to use the lease asset and a liability for the corresponding lease obligation for leases with terms of more than 12 months. ASU 2016-02 was effective for nonpublic companies for fiscal years beginning after December 15, 2020, with early adoption permitted. In June 2020, the FASB issued ASU No. 2020-05 ("ASU 2020-05"), Revenue from Contracts with Customers (Topic 606) and Leases (842): Effective Dates for Certain Entities, which provides for the elective deferrals of the effective dates of Topic 606 and Topic 842 for certain entities which had not already adopted those pronouncements. The Company has elected to apply the deferral provision provided by ASU 2020-05 and expects to adopt Topic 842 for its fiscal year ending after December 15, 2021 on a modified retrospective basis. The Company is currently evaluating the impact the pronouncement may have on the financial statements.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Note 3 - Inventory

Inventory consisted of the following at December 31, 2021:

Work in progress	$371,722
Raw materials	1,484,241
$1,855,963

Inventory write-downs are primarily due to the disposition of slow moving and excess inventory levels. Inventory write-downs are charged to cost of revenue in the period in which they occur. Situations that may result in excess or obsolete inventory include changes in business and economic conditions, sudden and/or significant decreases in demand for our products, inventory obsolescence because of rapidly changing technology and customer requirements, failure to estimate customer demand properly for older products as newer products are introduced, or unexpected competitive pricing actions by our competition. In addition, cancellation or deferral of customer purchase orders could result in our holding excess inventory. For the year ended December 31, 2021, inventory write-downs totaled $134,451.

Note 4 - Property and equipment, net

Property and equipment, net consisted of the following at December 31, 2021:

Plant machinery and equipment	$400,195
Leasehold improvements	77,768
Computers	10,816
Construction-in-progress	49,622
538,401
Less accumulated depreciation	175,592
$362,809

Depreciation expense for the year ended December 31, 2021 was $80,994, all of which was recorded in manufacturing overhead costs during the year ended December 31, 2021.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Note 5 - Notes payable

As of December 31, 2021, notes payable consisted of the following:

Paycheck Protection Program ("PPP") promissory notes, bearing interest at 1% per annum, due on various dates and unsecured.	$393,133

393,133
Less current portion	174,728

Long-term portion	$218,405

During 2021 and 2020, the Company executed unsecured promissory notes with a commercial bank with principal amounts of $393,133 and $313,200, respectively, pursuant to the Paycheck Protection Program (the "PPP Loans"), which was established under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and is administered by the U.S. Small Business Administration (the "SBA"). Under the CARES Act, PPP Loan recipients meeting certain criteria set by the SBA may be eligible for full or partial forgiveness of such loans. During the year ended December 31, 2021, the Company submitted its application for PPP loan forgiveness of the full amount of the 2020 PPP Loan and recognized debt forgiveness income in the amount of $313,200 during the year ended December 31, 2021. There is a six-year period during which the SBA can review the Company's forgiveness calculation. While the Company believes it met the SBA's criteria for the 2021 loan during the year ended December 31, 2021, it did not submit its application for PPP loan forgiveness as of December 31, 2021. See Note 12 for related subsequent events.

The outstanding borrowings under the PPP Loans bear interest at a rate of 1% per year. The 2021 loan calls for 18 monthly payments in the amount of $21,841 plus interest beginning May 2022 and matures in September 2023. The PPP Loan promissory notes contain customary events of default relating to, among other things, payment defaults, breach of representations and warranties, or provisions of the promissory notes. The occurrence of an event of default may result in the repayment of all amounts outstanding and/or filing suit and obtaining judgment against the Company.

During 2020, the Company and a related party entered into three notes payable with principal amounts totaling $902,231, bearing interest at rates ranging from 6% to 12%, and secured by substantially all of the Company's assets. On December 31, 2021, the notes, which had an outstanding balance of principal in the amount of $902,231 plus accrued interest of $107,994, were converted into 33,743 Preferred Units at a conversion price of $30 per unit.

During 2020, the Company and a related party executed subordinated, secured convertible notes with a maximum borrowing capacity of $5,000,000 (the "Convertible Notes"). The Convertible Notes had a stated interest rate of 12.5% per annum and were due and payable in a lump sum payment of principal and interest on June 30, 2023. The Convertible Notes were subordinated to other notes payable and advances due to related parties and were secured by substantially all of the Company's assets. On December 31, 2021, the Convertible Notes, which had an outstanding balance of principal plus accrued interest of $2,898,048, were converted into 96,602 Preferred Units at a conversion price of $30 per unit.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Future maturities of long-term debt are as follows:

Year ending December 31,	Amount

2022	$174,728	*
2023	218,405
Total	$393,133

*Amounts reported as maturities in the above table include estimates of PPP loan repayments. Total interest expense on all indebtedness was $418,568 for the year ended December 31, 2021.

Note 6 - Risks and uncertainties

Litigation

The Company is subject to various legal proceedings and claims that arise in the normal course of business. As of December 31, 2021, there were no pending or threatened lawsuits that could be reasonably expected to have a material effect on the results of the Company's operations or cash flows.

COVID-19

In early 2020, an outbreak of a novel strain of coronavirus (COVID-19) emerged globally. As a result, events have occurred including mandates from federal, state and local authorities leading to an overall decline in economic activity which could result in a loss of revenue and other material adverse effects to the Company's financial position, results of operations and cash flows. The Company is not able to estimate the length or severity of this outbreak and the related financial impact.

Note 7 - Other income and expense

During 2021, the Company was subject to a cyber phishing scheme by an external party. As a result of the scheme, the Company incurred a loss of approximately $243,000, net of reimbursements from the Company's insurer.

Note 8 - Commitments and contingencies

Operating leases

The Company leases its manufacturing and storage facility in Broadview, Illinois under an operating lease which expires in August 2023. The lease requires monthly payments of base rent plus common area maintenance, utilities, taxes and other costs. The remaining future minimum lease payments as of December 31, 2021 are as follows:

Year ending December 31,	Amount
2022	$137,780
2023	93,672
Total	$231,452

Rent expense for the year ended December 31, 2021 was $52,800.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

Defined contribution retirement plan

The Company provides a defined contribution 401(k) retirement plan for employees over the age of 21 that have completed at least three months of service. The plan allows for discretionary contributions by the Company which are subject to vesting provisions. The Company did not elect to make contributions during the year ended December 31, 2021.

Compensation

During the year ended December 31, 2021, the Company paid survivor benefits in the amount of $98,734 to the spouse of a deceased employee, which is included in operating expenses in the statement of operations. The Company paid benefits in 2022 totaling approximately $39,000, and the payment ceased as of March 1, 2022, pursuant to sale of substantially all of the Company's assets as more fully described in Note 12.

Note 9 - Related party transactions

Prior to January 1, 2020, a member of the Company made advances to the Company in the amount of $424,000. The advances bore interest at a rate ranging from 6%, were due on demand, and were secured by certain inventory of the Company.

During the year ended December 31, 2021, a member of the Company made noninterest-bearing advances to the Company totaling $3,081,341. The advances were due upon demand.

On December 31, 2021, the advances and related accrued interest of $61,287 were converted to 118,897 Preferred Units at a conversion price of $30 per unit.

Note 10 - Members' equity

Under the Fourth Amended and Restated Operating Agreement effective February 20, 2020, the Company's authorized membership interests consist of 25,000 Common and 75,000 Class A Preferred Units.

On December 31, 2021, the related party advances, as more fully described in Note 9 and the convertible notes described in Note 5, were converted into 249,242 Class A Preferred Units. As of December 31, 2021, 25,000 Common and 324,242 Class A Preferred Units were outstanding.

The Class A Preferred Units include a liquidation preference equivalent to the unreturned capital, as defined in the agreement, of the members holding Class A Preferred Units. As of December 31, 2021, the cumulative liquidation preference was $11,196,562. Beginning February 20, 2023, the holders of the Class A Preferred Units may, upon the agreement of at least two-thirds of the holders, redeem the Class A Preferred Units at a price of the greater of the fair market value of the units or the liquidation preference. Due to the uncertainty of whether the holders will redeem their interests, no liability has been recorded for this redemption feature.

Note 11 - Concentrations

For the year ended December 31, 2021, the Company's management identified five major customers for which sales exceeded 10% of total revenue. Aggregate sales to these five major customers were $4,597,173 (85%) of total revenue for the year ended December 31, 2021. As of December 31, 2021, accounts receivable from these major customers totaled $524,276 (78%) of total accounts receivable on the accompanying balance sheet.

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All Cell Technologies, LLC

Notes to Financial Statements
December 31, 2021

For the year ended December 31, 2021, the Company's management identified three major vendors for which purchases exceeded 10% of total purchases. Aggregate purchases from these three major vendors were $1,718,485 (48%) of total purchases for the year ended December 31, 2021. As of December 31, 2021, accounts payable to these major vendors totaled $130,603 (29%) of total accounts payable on the accompanying balance sheet.

Note 12 - Subsequent events

The Company has evaluated subsequent events for potential recognition or disclosure through May 18, 2022, the date the financial statements were available to be issued, and concluded that, other than the matters described below, no subsequent events had occurred that require disclosure in the notes to the financial statements.

The Company submitted its application for PPP loan forgiveness subsequent to December 31, 2021 and received notice from its lender that the SBA approved forgiveness of the full amount of the 2021 PPP Loan and the related interest thereon. Accordingly, the Company will derecognize the 2021 PPP Loan and recognize debt forgiveness income for the year ending December 31, 2022. There is a six-year period during which the SBA can review the Company's forgiveness calculation.

On March 4, 2022, Beam Global ("Beam") completed an acquisition of substantially all the assets and business of the Company for 1,055,000 shares of Beam common stock plus an additional $911,711 for the net working capital of primarily inventory held by the Company at closing. In addition, the Company is eligible to earn additional Beam common shares ("Earnout Consideration") if certain revenue milestones are met. The Earnout Consideration consists of: (1) two times the amount of the Company's business revenue and contracted backlog that is greater than $7,500,000 for 2022, and (2) two times the amount of the Company's 2023 revenue which exceeds $13,500,000, capped at $20,000,000, and 135% of the 2022 cumulative revenue.

In March 2022, the Company entered into a settlement agreement with regards to a patent infringement suit in which the Company was the plaintiff. The Company was awarded a confidential payment in exchange for granting a license for use of certain of its patents. The Company will record the settlement income when it is received, which is expected to occur in 2022.

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